Q4’24 Business Update March 20, 2025

Creating advanced LiDAR and software[1] to enable the world’s safest and smartest vehicles. © 2025 Luminar Technologies, Inc. All rights reserved. | 2Please refer to Footnotes on slide 4 for more detail.

Forward-looking statements This presentation of Luminar Technologies, Inc. (“Luminar” or the “company”) includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the U.S. Private securities litigation reform act of 1995. Forward-looking statements may be identified by the use of words such as “future,” “growth,” “opportunity,” "will," “well-positioned,” "forecast," "intend," "seek," "target," “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding whether next generation sensors and software will be developed successfully or will accelerate automaker adoption, whether new automaker agreements will develop successfully into product launches, whether cost reduction efforts will continue to result in improved operational and financial efficiency, including projected free cash flow generation, expected achievement and timing of manufacturing scale up, OEM production readiness, next-gen LiDAR prototype development, continued software and AI development and performance, program milestones, expected milestones, market size estimates, product efficacy, near-term priorities, including plans to ramp production and ramp down costs, operating expenses and cost of sales, and the financial guidance for fiscal 2025. These statements are based on various assumptions, whether or not identified in this presentation, and on the current expectations of Luminar’s management and are not guarantees of actual performance. You are cautioned not to place undue reliance upon any forward-looking statements, including the projections, which speak only as of the date made. Luminar does not undertake any commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. Accordingly, forward-looking statements, including any projections or analysis, should not be viewed as factual and should not be relied upon as an accurate prediction of future results. The forward-looking statements contained in this presentation are based on the company’s current expectations and beliefs concerning future developments and their potential effects on Luminar. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control), or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements, including the risks discussed in the “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Luminar’s most recently filed periodic reports on Form 10-K and Form 10-Q, and other documents Luminar files with the SEC in the future, including Luminar's Annual Report on Form 10-K for the year ended December 31, 2024. Should one or more of these risks or uncertainties materialize, or should any of management’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Luminar does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Accordingly, you should not put undue reliance on these statements. Trademarks and trade names Luminar owns or has rights to various trademarks, service marks and trade names that it uses in connection with the operation of its business. This presentation also contains trademarks, service marks and trade names of third parties, which are the property of their respective owners. The use or display of third parties’ trademarks, service marks, trade names or products in this presentation is not intended in, and does not imply, a relationship with Luminar, or an endorsement or sponsorship by or of Luminar. Solely for convenience, the trademarks, service marks and trade names referred to in this presentation may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that Luminar will not assert, to the fullest extent under applicable law, its rights or the right of the applicable licensor in these trademarks, service marks and trade names. Industry and market data In this presentation, Luminar relies on and refers to information and statistics regarding the sectors in which Luminar competes and other industry data. Luminar obtained this information and statistics from third-party sources, including reports by market research firms. Although Luminar believes these sources are reliable, the company has not independently verified the information and does not guarantee its accuracy and completeness. Luminar has supplemented this information where necessary with information from discussions with Luminar customers and Luminar’s own internal estimates, taking into account publicly available information about other industry participants and Luminar’s management’s best view as to information that is not publicly available. Disclaimer & Cautionary Note © 2025 Luminar Technologies, Inc. All rights reserved. | 3

Use of Non-GAAP financial measures The financial information and data contained in this presentation is unaudited and does not conform to regulation S-X promulgated under the securities act of 1933, as amended. Accordingly, such information and data may not be included in, may be adjusted in or may be presented differently in, any filing Luminar makes with the SEC. Luminar has not filed its Form 10-K for the year ended December 31, 2024. As a result, all financial results described in this presentation should be considered preliminary and are subject to change to reflect any necessary adjustments or changes in accounting estimates that are identified prior to the time that Luminar files its Form 10-K. In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this presentation contains certain non-GAAP financial measures and certain other metrics. Non-GAAP financial measures and these other metrics do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures and metrics presented by other companies. Luminar considers these non-GAAP financial measures and metrics to be important because they provide useful measures of the operating performance of the Company, exclusive of factors that do not directly affect what we consider to be our core operating performance, as well as unusual events. The Company’s management uses these measures and metrics to (i) illustrate underlying trends in the Company’s business that could otherwise be masked by the effect of income or expenses that are excluded from non-GAAP measures, and (ii) establish budgets and operational goals for managing the Company’s business and evaluating its performance. In addition, investors often use similar measures to evaluate the operating performance of a company. Non-GAAP financial measures and metrics are presented only as supplemental information for purposes of understanding the Company’s operating results. The non-GAAP financial measures and metrics should not be considered a substitute for financial information presented in accordance with GAAP. This presentation includes non-GAAP financial measures, including non-GAAP cost of sales, gross loss/gross profit, operating expenses, net loss, and Free Cash Flow. Non-GAAP cost of sales is defined as GAAP cost of sales adjusted for stock-based compensation expense and amortization of intangible assets. Non-GAAP gross loss/gross profit is defined as GAAP gross loss/gross profit adjusted for stock-based compensation expense and amortization of intangible assets. Non- GAAP operating expenses is defined as GAAP operating expenses adjusted for stock-based compensation expense, amortization of intangible assets, impairment of goodwill and intangible assets, and transaction costs relating to acquisition activities. Non-GAAP net loss is defined as GAAP net loss adjusted for stock-based compensation expense, amortization of intangible assets, accelerated depreciation related to certain property, plant, and equipment items, impairment of goodwill and intangible assets, gain on extinguishment of debt, impairment of investments, restructuring costs, gain from certain acquisitions, transaction costs relating to acquisition activities, change in fair value of embedded derivative, and change in fair value of warrant liabilities. Free Cash Flow is defined as operating cash flow less capital expenditures. Footnotes 1 Software: Various Luminar software capabilities are still in development and have not achieved “technology feasibility” or “production ready” status. 2 Non-GAAP metrics: Please refer to Reconciliation of GAAP to Non-GAAP financial measures on slides 36-38. 3 Cash & Liquidity: Includes Cash, cash equivalents, and marketable securities, as well as applicable lines of credit and other facilities. 4 Free Cash Flow: Free cash flow is a non-GAAP measure and is defined as Operating cash flow less Capital expenditures. 5 Change in Cash: Refers to change in cash, cash equivalents, and marketable securities, and excludes incremental liquidity from undrawn line of credit. 6 Capital expenditures: Excludes Vendor stock-in-lieu of cash program - purchases and advances for capital projects and equipment of $1.1M for the Three Months Ended December 30, 2023 and $8.6M for the Twelve Months Ended December 30, 2023. Disclaimer & Cautionary Note © 2025 Luminar Technologies, Inc. All rights reserved. | 4

Luminar Overview © 2025 Luminar Technologies, Inc. All rights reserved. | 5

annual fatalities from vehicle collisions globally 1.2 million of us will tragically lose our life in a car crash 1 in 100 STATE OF THE INDUSTRY What’s the Problem? We need a step change in ADAS & AV technology to make a true impact and save lives. estimated to be paid annually to global automotive insurance companies by 2027 $1 trillion © 2025 Luminar Technologies, Inc. All rights reserved. | 6Sources: WHO, NHTSA (Data as of 2019), NSC (US Data), Allied Market Research (Data as of 2020).

OVERVIEW

Luminar is the Established Leader for LiDAR Rapid Growth









Founded by Austin Russell

Hydra Launched

Volvo Partnership

Nissan Partnership

Polestar Partnership

Plus Trucking Partnership

Luminar Halo Announced

Volvo EX90 Launched

2012-2021

2021-2022

2022-2023

2024-2025

Model G Launched

Pony.ai Partnership

Iris Announced

Mercedes-Benz Partnership

Scale.ai Partnership

Swiss Re Safety Study Published

Sentinel™ Software[1] Launched

Volvo ES90 Announced









Please refer to Footnotes on slide 4 for more detail.

© 2025 Luminar Technologies, Inc. All rights reserved. | 7

Transceiver LiDAR Systems Semiconductors Series Production Platform Partners OEM Partners Insurance Software Stack Luminar’s competitive moat is reinforced by our end-to-end ecosystem OVERVIEW Software[1] enables LiDAR’s performance & increase stickiness with customers LiDAR systems deliver unparalleled performance with pathway to scale & economics Semiconductors unlock product architecture & performance DEVELOPED BY © 2025 Luminar Technologies, Inc. All rights reserved. | 8Please refer to Footnotes on slide 4 for more detail.

LIDAR'S ADVANTAGE

What's the LiDAR Opportunity?

L2+ ➡ L3 & Beyond

Next-Gen ADAS & AV is Coming



LiDAR useful for L2+

To improve safety performance versus Camera/RADAR


Ped 0.66 8.13m

LiDAR **required** for L3 & Beyond

To provide reliable 3-D context & object detection for safe autonomy, along with upgrade optionality from L2+



~197M Unit TAM

Estimated ADAS & AV LiDAR TAM* in 2030



Note: * Estimated TAM of LiDAR in ADAS Applications by 2030 according to Frost & Sullivan.

© 2025 Luminar Technologies, Inc. All rights reserved. | 9

LIDAR'S ADVANTAGE

Why LiDAR?

For Safety

Vehicles with current camera/RADAR systems experienced collisions in 70% of pedestrian AEB scenarios*.

Safety regulations are getting increasingly tough. 0% of camera/RADAR systems today appear equipped to meet tougher safety standards.

LiDAR introduces reliable object detection & distance measurement to reduce collisions and avoid false positives.


Camera

For Autonomy

Camera infers a 3-D model from a 2-D image; RADAR struggles with detection, particularly at distance.

This means camera/RADAR have unreliable object detection & distance measurement to enable autonomy.

LiDAR provides most reliable 3-D context & object detection, broad sensor utility, and functional availability in all driving scenarios & conditions to enable autonomy. LiDAR also introduces redundancy with other sensors.


Luminar LiDAR

Sources: * IIHS, AAA.

© 2025 Luminar Technologies, Inc. All rights reserved. | 10

LIDAR’S ADVANTAGE Swiss Re: Luminar LiDAR Proven to Improve Safety "Our results show that the Luminar system-equipped vehicle is expected to avoid up to 25% more collisions than the same vehicle without the Luminar equipment and it is expected to enhance the mitigation power by up to 29%. Compared to the two best vehicles in Swiss Re's benchmark the difference in expected frequency is up to 27%, while in mitigation power it is up to 40% . This means that the Luminar- equipped vehicle is expected to avoid more collisions as well as decrease the impact of collisions when they happen." Luminar Equipped Vehicles © 2025 Luminar Technologies, Inc. All rights reserved. | 11

Industry is focused on replacing the driver. Billions spent in efforts to replace the driver with no near-term reliable solution in sight. The Vision The Reality Differentiated Approach to Driving the AV Future LUMINAR’S ADVANTAGE © 2025 Luminar Technologies, Inc. All rights reserved. | 12Photo Credit: Under Reality, Forbes (L) ABC 15 Arizona (R).

Differentiated Approach to Driving the AV Future LUMINAR’S ADVANTAGE © 2025 Luminar Technologies, Inc. All rights reserved. | 13 Luminar's Vision The Reality Luminar is focused on enhancing the driver. Our focus on consumer production vehicles has proven the correct approach, with our LiDAR industrialized on multiple global production vehicles.

Hybrid VehicleInternal Combustion Electric Vehicle Luminar is currently being planned into Programs Across All Major Powertrains LUMINAR’S ADVANTAGE Luminar & LiDAR are Powertrain Agnostic © 2025 Luminar Technologies, Inc. All rights reserved. | 14

LUMINAR’S ADVANTAGE Why Luminar? Others Path of Least Resistance Product decisions were made to 1. Get to market as fast as possible 2. Use off-the-shelf components Standard technology is not developed to meet the long-term application of safe autonomy. Luminar Path of Most Performance Product decisions were made to meet the needs of highway speed autonomy and maximum safety. These needs required custom component development from the chip-level up and supply chain development to achieve performance, scale, and economics. © 2025 Luminar Technologies, Inc. All rights reserved. | 15

LUMINAR'S ADVANTAGE

Why 1550nm?

To deliver safe highway speed autonomy, Range x Resolution is required.



905nm wavelength operates closer to that visible by human eye & can cause eye damage. 1550nm can output more power than 905nm while remaining eye safe.

1550nm emits on average 17x more photons into environment than 905nm. 17x photon budget = Better Range x Resolution

1550nm has more robust performance across solar & weather conditions.

Birds Eye Point Cloud Illustration of Luminar versus 905nm Peers


200m
100m
50m
180
150
120
90

905nm Peer A	905nm Peer B	1550nm Luminar
Points/Frame @ >50m **1.6K**	Points/Frame @ >50m **5.6K**	Points/Frame @ >50m **21.4K**

© 2025 Luminar Technologies, Inc. All rights reserved. | 16

Our Foundational Technology Moat LUMINAR’S ADVANTAGE Laser & Laser Chip ASIC Receiver & Packaging 79 Engineers 44 PhDs & M.Engs Gen 4 laser chip (InP) 5th gen receiver chip (InGaAs) Laser driver chip (Si) Custom developed components from Luminar Semiconductor, Inc. 5th gen signal processing chip (Si) Luminar’s LiDAR leverages highly specialized components developed by Luminar Semiconductor Inc to: Enable performance and lower supply chain cost Enhance competitive moat Accelerate pace of innovation © 2025 Luminar Technologies, Inc. All rights reserved. | 17

Iris Built for Series Production 2022 Luminar Halo Built for Scale & Mass Adoption 2026 Model G-Series Built for Proof of Concept 2017 Hydra Built for Test & Development 2019 Technology Roadmap to Mass Adoption LUMINAR’S ADVANTAGE © 2025 Luminar Technologies, Inc. All rights reserved. | 18

2020 Estimated number of LiDAR efforts >100 Now LiDAR companies that successfully developed and industrialized product <10 LiDAR industrialized, launched & standard on global production vehicle 1 Luminar has Separated from the Pack LOOKING BACK © 2025 Luminar Technologies, Inc. All rights reserved. | 19 Note: IDTechEx estimated 106 3D LiDAR players as of 2020. Sources: IDTechEx, Forbes.

Near-Term Priorities LOOKING AHEAD 1 2 3 4 Ramp Production for Volvo & Others Post SOP Ramp Down Costs Post SOP OpEx & COGS Launch Additional Vehicle Programs Accelerate Luminar Halo to Market 5 Sufficiently Capitalize for Future Growth © 2025 Luminar Technologies, Inc. All rights reserved. | 20

Q4’24 Business Update © 2025 Luminar Technologies, Inc. All rights reserved. | 21

Q4'24 BUSINESS UPDATE As prefaced at Q3’24 Earnings, Luminar was selected to be featured on an additional vehicle model in Volvo Cars’ line-up – the Volvo ES90 Luminar’s LiDAR will be similarly integrated into the roofline of the ES90 ES90 is slated for production in late 2025, and follows the successful launch and delivery of the EX90 in 2024 Continued expansion of the partnership demonstrates Volvo Cars’ commitment to automotive safety, as well as Luminar’s leadership in the LiDAR space and ability to industrialize at scale © 2025 Luminar Technologies, Inc. All rights reserved. | 22 Luminar Technology Selected for Volvo ES90 Follows Successful Launch & Delivery of Volvo EX90

Q4'24 BUSINESS UPDATE Momentum with New & Existing Customers OEM will integrate Luminar’s technology into its industrial automation platform Start of production for initial vehicle platform targeted for 2026 Program reinforces Luminar’s applications beyond automotive markets to the industrial sector, with a common objective of improving safety & unlocking automated driving capabilities OEM and Luminar decided to transition development work from customized Iris+ product to unified Luminar Halo platform Converting key customers to Luminar Halo platform, aligning on specifications across OEMs, while maintaining backwards-compatibility with Iris family Unified product architecture supports focused development, leveraging previous work from Iris family for reduced costs and faster time to market Partnership with a New Major Industrial Equipment OEM Development Contract for Luminar Halo with Auto OEM © 2025 Luminar Technologies, Inc. All rights reserved. | 23

© 2025 Luminar Technologies, Inc. All rights reserved. | 24 Q4'24 BUSINESS UPDATE Converting Customers from Iris Family to Luminar Halo Transitioning from investing & developing multiple products and variants simultaneously to meet different customers' needs to a singular technology platform (Luminar Halo) that can meet all customer requirements. Essentially all engineering & development efforts with customers are now shifting to Luminar Halo. Iris+ eliminated from Luminar product family and will no longer serve as bridge product from Iris to Luminar Halo. Narrowing of product scope will further enable streamlining of Luminar’s business model, reducing costs, and accelerating path to profitability. Iris Iris+ Automotive | Industrial Luminar Halo Historical Product Development: Customer-Centric Go-Forward Plan: Unified LiDAR Platform Automotive | Industrial

Q4'24 BUSINESS UPDATE Continued Progress with Luminar Halo Luminar has successfully developed and produced fully integrated samples of Luminar Halo, demonstrating its breakthrough capabilities in a small, low cost package Luminar Halo was uniquely designed for efficient manufacturability at high-volume production Luminar-TPK Partnership (LTEC) has allowed Luminar to already begin industrialization after the first samples were produced, in a parallelized and integrated capacity As a result, samples have already integrated multiple production-intent subassemblies © 2025 Luminar Technologies, Inc. All rights reserved. | 25 Accelerated Industrialization Supported by LTEC

Q4'24 BUSINESS UPDATE

2024 Year in Review

Year-End Milestones & Status

1 Pass final Run at Rate production audit ahead of SOP; Achieve global SOP & ramp with Volvo

Status: Achieved. Luminar passed the final Run at Rate production audit and achieved SOP with Volvo in Q2'24. The company continues to meet all key deliverables for the Volvo EX90 production ramp. In Q3'24, Luminar also announced the Volvo ES90 as the second model to feature Luminar's technology.

2 Launch facility with TPK Group for additional capacity and improved cost

Status: Achieved. In Q1'24, the TPK facility in Asia commenced production of certain Iris sub-assemblies and components to improve sensor economics. In Q2'24, Luminar also launched an expanded partnership with TPK to substantially reduce the cost of industrialization and transition further to an asset-light model, including building out a pilot line at the facility for sample production.

3 Unveil next-generation LiDAR; Deliver samples to customers

Status: Achieved. Luminar Halo was unveiled in Q2'24, offering step-function improvements in performance, integration, and cost versus Iris. The company demonstrated Luminar Halo's capabilities for customers throughout the year and delivered prototype samples to select customers for evaluation of certain performance specifications. Luminar also generated its first point cloud from Luminar Halo in Q3'24.

4 Expand ecosystem around LiDAR (e.g. Semiconductors, AI Engine, Software, Insurance)

Status: Achieved. Luminar Semiconductor continued its vertical integration strategy with the acquisition of EM4 to expand from chips to modules. In Q2'24, Luminar launched its Sentinel software[1] solution and shipped evaluation kits to customers through year-end.

Please refer to Footnotes on slide 4 for more detail.

© 2025 Luminar Technologies, Inc. All rights reserved. | 26

$73 $70 $61 $55 $50 $55 $60 $65 $70 $75 Q1'24 Q2'24 Q3'24 Q4'24 Q4'24 BUSINESS UPDATE Cost Actions Update May ‘24 Restructuring • Targeted ~$80M in run-rate annual savings (~1/2 cash; ~1/2 stock) by YE’24  Substantially achieved Sept ‘24 Additional Restructuring • Expected to yield additional ~$80M in run-rate annual savings (largely cash) by YE’25  In progress Cumulative workforce reduction of >30% since restructuring plan was implemented Q1 ‘24 to Q4 ‘24 quarterly OpEx savings: • Non-GAAP: $18M ($72M annualized) • GAAP: $37M ($148M annualized) Cost Actions Summary Our cost actions are not expected to adversely impact our execution in any material respect Quarterly Non-GAAP[2] Operating Expenses ($M) Quarterly Stock-Based Compensation ($M) Savings Realized © 2025 Luminar Technologies, Inc. All rights reserved. | 27 GAAP: $115 $114 $102 $78 $44 $37 $32 $23 $0 $10 $20 $30 $40 $50 Q1'24 Q2'24 Q3'24 Q4'24 Savings Realized Please refer to Footnotes on slide 4 for more detail.

Revenue $22.5M +45% QoQ, +2% YoY Better than guidance for Q4'24 revenue to grow modestly versus Q3'24 ($15.5M) Comments: Driven by higher sensor sales to both series production and non-series production customers >4k LiDARs shipped in Q4’24 Gross Profit GAAP = $12.5M Non-GAAP[2] = $14.0M Positive 4Q Gross Profit better than guidance for Q4’24 Gross Loss to improve significantly versus Q3’24 (GAAP Gross Loss of $(14.0M), Non-GAAP of $(11.7)M) Comments: Gross margin positive driven by: 1) $(10.1)M non-recurring benefit from reversal of OEM NRE contract loss from prior periods due, to transition Iris+ development work to Luminar Halo 2) Planned production downtime in Q4 to reduce inventory levels and align with lead customer’s production rate 3) Higher sensor sales to non-series production customers at substantially higher ASPs Cash & Liquidity[3] $232.7M In line with guidance for YE’24 Cash & Liquidity of $230M-$240M Includes $182.7M of cash & equivalents and $50M of undrawn credit facility Total access to liquidity: • $367M with $134M remaining under equity financing program as of YE’24 • $442M with $75M expected upsize Comments: Q4 Free Cash Flow[4] of $(62.2)M increased slightly versus Q3 ($(58.4)M) QoQ Change in Cash[5] of $(15.9)M substantially improved versus Q3 (($51.9)M), driven by proceeds from equity financing program ($47.6M) Q4'24 BUSINESS UPDATE Q4'24 Financial Results Highlights © 2025 Luminar Technologies, Inc. All rights reserved. | 28Please refer to Footnotes on slide 4 for more detail.

FY’25 Guidance © 2025 Luminar Technologies, Inc. All rights reserved. | 29

FY’25 GUIDANCE 2025 Year Ahead Ramp series production volume at least 3x year-over-year; Drive economies of scale; Launch additional vehicle models Progress on Luminar Halo milestones in customer development contracts for SOP Streamline Luminar’s operations with customer transitions to a singular technology platform (Luminar Halo) to drive efficient execution, reduced costs, and accelerated path to profitability Series Production Next-Generation Technology Business Model © 2025 Luminar Technologies, Inc. All rights reserved. | 30 Year-End Milestones Please refer to Footnotes on slide 4 for more detail. 1 2 3

FY’25 GUIDANCE FY’25 Financial Guidance Revenue FY’25 Total Revenue Growth of 10% to 20% • >3x expected increase in LiDAR shipments for series production • Growth offset by full-year impact of previously renegotiated non-series production contract in Q3'24 • Assumes FY’25 sensor shipments of 30k-33k versus ~9k in FY’24, reflecting a ~50% discount to IHS forecasts Q1’25 Revenue to be lower QoQ • Lower QoQ sensor sales to non- series production customer Gross Loss Non-GAAP[2] Quarterly Gross Loss through FY’25 • Assumed series production volumes not yet sufficient to drive positive gross margin for Iris • Expect Gross Loss to be in range of $(5)M-$(10)M per quarter through FY’25, on average OpEx Non-GAAP[2] Quarterly OpEx to improve from $55M to mid/high- $30M range by end of year • Driven by cost reduction actions executed in FY’24 & additional actions planned for FY’25 Cash & Liquidity[3] End FY’25 with >$150M in Cash & Liquidity • Cash & Liquidity includes cash & equivalents plus unfunded credit facility • Free Cash Flow[4] to improve YoY, driven by cost reduction actions executed in FY’24 & additional actions outlined for FY’25 • Expect to issue ~$30M per quarter, on average, under equity financing program • Expect to file in coming days an amended S-3 and prospectus associated with extension of equity financing program • Will continue to reduce convertible debt and upcoming maturities in a disciplined manner © 2025 Luminar Technologies, Inc. All rights reserved. | 31Please refer to Footnotes on slide 4 for more detail.

Appendix © 2025 Luminar Technologies, Inc. All rights reserved. | 32

Condensed Consolidated Balance Sheets

In thousands
Unaudited

	As Of		
	Dec 31, 2024	Sept 30, 2024	Dec 31, 2023
ASSETS			
Current Assets:			
Cash and cash equivalents	$82,840	$114,209	$139,095
Restricted cash	1,882	1,937	1,529
Marketable securities	99,827	84,409	150,727
Accounts receivable	14,272	15,246	14,124
Inventory	14,908	17,636	12,196
Prepaid expenses and other current assets	31,498	30,449	32,950
Total current assets	245,227	263,886	350,621
Property and equipment, net	52,281	55,220	66,300
Operating lease right-of-use assets	31,479	41,036	42,706
Intangible assets, net	15,556	16,712	22,994
Goodwill	3,994	3,994	7,390
Other non-current assets	16,676	22,566	22,356
Total Assets	$365,213	$403,414	$512,367
LIABILITIES AND STOCKHOLDERS' DEFICIT			
Current Liabilities:			
Accounts payable	$18,972	$28,761	$21,113
Accrued and other current liabilities	31,567	47,954	52,605
Operating lease liabilities	10,049	10,978	10,154
Total current liabilities	60,588	87,693	83,872
Warrant liabilities	—	19	1,069
Debt	500,516	539,405	615,428
Operating lease liabilities, non-current	24,083	33,016	35,079
Other non-current liabilities	815	1,292	1,667
Total Liabilities	$586,002	$661,425	$737,115
Stockholders' Deficit:			
Class A common stock	3	3	2
Class B common stock	1	1	1
Additional paid-in capital	2,204,814	2,122,834	1,927,419
Accumulated other comprehensive income (loss)	(295)	241	2
Treasury stock	(312,477)	(312,477)	(312,477)
Accumulated deficit	(2,112,835)	(2,068,613)	(1,839,695)
Total Stockholders' Deficit	(220,789)	(258,011)	(224,748)
Total Liabilities and Stockholders' Deficit	$365,213	$403,414	$512,367

Please refer to Footnotes on slide 4 for more detail.

© 2025 Luminar Technologies, Inc. All rights reserved. | 33

Condensed Consolidated Statements of Operations

In thousands, except share and per share data
Unaudited

	Three Months Ended			Twelve Months Ended	
	Dec 31, 2024	Sept 30, 2024	Dec 31, 2023	Dec 31, 2024	Dec 31, 2023
Revenue:					
Products	$18,887	$12,681	$17,001	$62,608	$45,044
Services	3,597	2,812	5,113	12,787	24,735
Total revenue	22,484	15,493	22,114	75,395	69,779
Cost of sales:					
Products	17,401	24,128	33,701	86,005	105,236
Services	(7,395)	5,397	9,984	15,080	37,233
Total cost of sales	10,006	29,525	43,685	101,085	142,469
Gross Profit (Loss)	12,478	(14,032)	(21,571)	(25,690)	(72,690)
Operating expenses:					
Research and development	47,478	50,591	62,745	231,669	262,217
Sales and marketing	7,736	11,097	11,317	45,488	53,097
General and administrative	22,726	30,206	37,470	115,771	159,815
Impairment of goodwill & intangible assets	—	6,647	15,489	6,647	15,489
Restructuring costs	226	3,284	—	9,772	—
Total operating expenses	78,166	101,825	127,021	409,347	490,618
Loss from Operations	(65,688)	(115,857)	(148,592)	(435,037)	(563,308)
Other income (expense), net:					
Change in fair value of warrant liabilities	19	65	591	1,069	1,936
Interest expense	(12,610)	(8,908)	(5,331)	(27,032)	(11,048)
Interest income	2,062	2,407	8,339	10,418	13,109
Gain on extinguishment of debt	1,314	147,346	—	148,660	—
Gain from acquisition of EM4, LLC	(278)	—	—	1,474	—
Changes in fair value of derivative liability	29,253	2,476	—	31,729	—
Losses and impairments related to investments and certain other assets, and other income (expense)	783	32	(2,017)	(5,164)	(10,262)
Total other income (expense), net	20,543	143,418	1,582	161,154	(6,265)
Income/ (Loss) before Provision for Income Taxes	(45,145)	27,561	(147,010)	(273,883)	(569,573)
Provision for income taxes	(923)	158	1,391	(743)	1,696
Net Income (Loss)	$(44,222)	$27,403	$(148,401)	$(273,140)	$(571,269)
Net Income (Loss) per Share:					
Basic	$(1.26)	$0.86	$(4.61)	$(8.70)	$(24.89)
Diluted	$(1.26)	$0.86	$(4.61)	$(8.70)	$(24.89)
Shares used in computing net income (loss) per share:					
Basic	35,020,843	32,001,772	32,221,760	31,404,616	22,955,345
Diluted	35,020,843	32,001,772	32,221,760	31,404,616	22,955,345

Please refer to Footnotes on slide 4 for more detail.

© 2025 Luminar Technologies, Inc. All rights reserved. | 34

Twelve Months Ended Dec 31, 2024 2023 Cash flows from operating activities: Net loss $(273,140) $(571,269) Adjustments to reconcile net loss to net cash used in operating activities: Depreciation and amortization 25,255 26,624 Amortization of operating lease right-of-use assets 8,497 6,987 Amortization of premium (discount) on marketable securities (2,248) (5,929) Loss on marketable securities 1,901 7,594 Losses and impairments on non-marketable securities and certain other assets 4,000 2,141 Change in fair value of warrants (1,069) (1,936) Vendor stock in lieu of cash program 14,614 50,829 Amortization of debt discount and issuance costs 4,938 3,236 Inventory write-offs and write-downs 20,133 19,547 Change in fair value of derivatives (31,729) — Gain or write-off on sale or disposal of property and equipment (51) 1,522 Gain on extinguishment of debt (148,660) — Share-based compensation, including restructuring costs 139,135 207,132 Impairment of goodwill and other intangible assets 6,647 15,489 Gain from acquisition of EM4 (1,474) — Product warranty and other (2,794) 2,382 Deferred taxes (582) (64) Changes in operating assets and liabilities: Accounts receivable 916 (2,951) Inventories (19,306) (22,951) Prepaid expenses and other current assets (4,408) 11,641 Other non-current assets 10,722 177 Accounts payable (2,639) 3,657 Accrued and other current liabilities (6,905) 9,158 Other non-current liabilities (17,805) (10,320) Net cash used in operating activities (276,052) (247,304) Cash flows from investing activities: Purchases of marketable securities (130,404) (301,493) Proceeds from maturities of marketable securities 177,932 520,286 Proceeds from sales/redemptions of marketable securities 3,421 52,356 Purchases of property and equipment (5,090) (21,915) Acquisition of EM4 (net of cash acquired) (4,109) — Proceeds from disposal of properaty and equipment 135 — Acquisition of Seagate's LiDAR business — (12,608) Net cash provided by investing activities $41,885 $236,626 Cash flows from financing activities: Net proceeds from issuance of Class A common stock under Equity Financing Program 89,359 50,190 Proceeds from issuance of Senior Notes, net of Senior Notes and 2030 Convertible Notes issuance costs 89,202 — Proceeds from exercise of stock options 548 3,061 Proceeds from sale of Class A common stock under ESPP 1,153 2,641 Payments of employee taxes related to stock-based awards (1,997) (2,137) Proceeds from issuance of Class A common stock to a TPK Group company — 20,000 Proceeds from a financing transaction — 6,442 Net cash provided by financing activities $178,265 $80,197 Net increase (decrease) in cash, cash equivalents and restricted cash (55,902) 69,519 Beginning cash, cash equivalents and restricted cash 140,624 71,105 Ending cash, cash equivalents and restricted cash $84,722 $140,624 Condensed Consolidated Statement of Cash Flows In thousands, Unaudited © 2025 Luminar Technologies, Inc. All rights reserved. | 35Please refer to Footnotes on slide 4 for more detail.

Reconciliation Tables

Reconciliation of GAAP Cost of Sales to Non-GAAP Cost of Sales
In thousands
Unaudited

	Three Months Ended			Twelve Months Ended	
	Dec 31, 2024	Sept 30, 2024	Dec 31, 2023	Dec 31, 2024	Dec 31, 2023
GAAP cost of sales	$10,006	$29,525	$43,685	$101,085	$142,469
Non-GAAP adjustments:					
Stock-based compensation	(1,193)	(1,204)	(2,321)	(6,090)	(9,163)
Amortization of intangible assets	(322)	(197)	(166)	(851)	(633)
Accelerated depreciation related to certain property, plant & equipment items	(48)	(933)	(2,509)	(4,411)	(9,156)
Non-GAAP cost of sales	$8,443	$27,191	$38,689	$89,733	$123,487

Reconciliation of GAAP Gross Profit (Loss) to Non-GAAP Gross Profit (Loss)
In thousands
Unaudited

	Three Months Ended			Twelve Months Ended	
	Dec 31, 2024	Sept 30, 2024	Dec 31, 2023	Dec 31, 2024	Dec 31, 2023
GAAP Gross profit (loss)	$12,478	$(14,032)	$(21,571)	$(25,690)	$(72,690)
Non-GAAP adjustments:					
Stock-based compensation	1,193	1,204	2,321	6,090	9,163
Amortization of intangible assets	322	197	166	851	663
Accelerated depreciation related to certain property, plant & equipment items	48	933	2,509	4,411	9,156
Non-GAAP Gross profit (loss)	$14,041	$(11,698)	$(16,575)	$(14,338)	$(53,708)

Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses
In thousands
Unaudited

	Three Months Ended			Twelve Months Ended	
	Dec 31, 2024	Sept 30, 2024	Dec 31, 2023	Dec 31, 2024	Dec 31, 2023
GAAP operating expenses	$78,166	$101,825	$127,021	$409,347	$490,618
Non-GAAP adjustments:					
Stock-based compensation	(22,075)	(30,564)	(44,780)	(130,490)	(197,969)
Restructuring costs	(226)	(3,284)	—	(9,772)	—
Amortization of intangible assets	(834)	(834)	(899)	(3,336)	(3,660)
Reserve related to employee matters	—	—	813	—	813
Impairment of goodwill & intangible assets	—	(6,647)	(15,489)	(6,647)	(15,489)
Transaction costs relating to acquisition activities	—	(5)	(7)	(237)	(60)
Non-GAAP operating expenses	$55,031	$60,491	$66,659	$258,865	$274,253

Please refer to Footnotes on slide 4 for more detail.

© 2025 Luminar Technologies, Inc. All rights reserved. | 36

Reconciliation Tables

Reconciliation of GAAP Net Loss to Non-GAAP Net Loss

In thousands, except share and per share data
Unaudited

	Three Months Ended			Twelve Months Ended	
	Dec 31, 2024	Sept 30, 2024	Dec 31, 2023	Dec 31, 2024	Dec 31, 2023
GAAP Net income (loss)	$(44,222)	$27,403	$(148,401)	$(273,140)	$(571,269)
Non-GAAP adjustments:					
Stock-based compensation	23,268	31,768	47,101	136,580	207,132
Amortization of intangible assets	1,156	1,031	1,065	4,187	4,323
Accelerated depreciation related to certain property, plant and equipment items	48	933	2,509	4,411	9,156
Impairment of goodwill and intangible assets	—	6,647	15,489	6,647	15,489
Gain on extinguishment of debt	(1,314)	(147,346)	—	(148,660)	—
Impairment of investments and certain other assets	—	—	—	4,000	—
Restructuring costs, including stock-based compensation	226	3,284	—	9,772	—
Gain from acquisition of EM4	278	—	—	(1,474)	—
Legal reserves related to employee matters	—	—	(813)	—	(813)
Transaction costs relating to acquisition activities	—	5	7	237	60
Change in fair value of embedded derivative	(29,253)	(2,476)	—	(31,729)	—
Change in fair value of warrant liabilities	(18)	(65)	(591)	(1,068)	(1,936)
Provision for income taxes	—	—	—	—	—
Non-GAAP Net Loss	$(49,831)	$(78,816)	$(83,634)	$(290,237)	$(337,858)
GAAP Net Income (Loss) per Share:					
Basic and Diluted	$(1.26)	$0.86	$(4.61)	$(8,70)	$(24.89)
Non-GAAP Net Income (Loss) per Share					
Basic and Diluted	$(1.42)	$(2.46)	$(2.60)	$(9.24)	$(14.72)
Shares used in computing GAAP Net income (loss) per share					
Basic and Diluted	35,020,843	32,001,772	32,221,760	31,404,616	22,955,345
Shares used in computing Non-GAAP Net income (loss) per share					
Basic and Diluted	35,020,843	32,001,772	32,221,760	31,404,616	22,955,345

Please refer to Footnotes on slide 4 for more detail.

© 2025 Luminar Technologies, Inc. All rights reserved. | 37

Reconciliation Tables

Reconciliation of GAAP Operating Cash Flow to Non-GAAP Free Cash Flow
In thousands
Unaudited

	Three Months Ended			Twelve Months Ended	
	Dec 31, 2024	Sept 30, 2024	Dec 31, 2023	Dec 31, 2024	Dec 31, 2023
GAAP Operating cash flow	$(61,360)	$(55,754)	$(52,778)	$(276,052)	$(247,304)
Non-GAAP adjustments:					
Capital expenditures[6]:	(846)	(2,658)	(786)	(5,090)	(21,915)
Non-GAAP Free cash flow[4]	$(62,206)	$(58,412)	$(53,564)	$(281,142)	$(269,219)

Summary of Stock-Based Compensation and Intangibles Amortization
In thousands
Unaudited

	Three Months Ended Dec 31,			
	2024		2023	
	Stock-Based Compensation	Intangibles Amortization	Stock-Based Compensation	Intangibles Amortization
Cost of sales	$1,193	$322	$2,321	$166
Research and development	9,507	599	14,942	599
Sales and marketing	3,143	235	5,421	300
General and administrative	9,425	—	24,417	—
Restructuring costs	75	—	—	—
Total	$23,343	$1,156	$47,101	$1,065

	Three Months Ended Sept 30,			
	2024		2023	
	Stock-Based Compensation	Intangibles Amortization	Stock-Based Compensation	Intangibles Amortization
Cost of sales	$1,204	$197	$2,255	$166
Research and development	10,862	599	12,886	599
Sales and marketing	4,171	235	6,536	333
General and administrative	15,531	—	23,205	—
Restructuring costs	1,068	—	—	—
Total	$32,836	$1,031	$44,882	$1,098

	Twelve Months Ended Dec 31,			
	2024		2023	
	Stock-Based Compensation	Intangibles Amortization	Stock-Based Compensation	Intangibles Amortization
Cost of sales	$6,090	$851	$9,163	$663
Research and development	51,231	2,396	65,840	2,361
Sales and marketing	16,094	940	27,577	1,299
General and administrative	63,165	—	104,552	—
Restructuring costs	2,555	—	—	—
Total	$139,135	$4,187	$207,132	$4,323

Please refer to Footnotes on slide 4 for more detail.

© 2025 Luminar Technologies, Inc. All rights reserved. | 38